Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences Reports Third Quarter 2017 Operating & Financial Results and Provides Corporate Update

-- Phase 1/2 trial of Factor IX CB 2679d is advancing with interim results expected by year-end –

-- Phase 2 trial of Factor FVIIa marzeptacog alfa (activated) on track for initiation by year-end--

SOUTH SAN FRANCISCO, Calif. – November 2, 2017 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), today announced operating and financial results for the third quarter ended Sept. 30, 2017, and provided a corporate update.

Recent Milestones: Factor IX CB 2679d product candidate (also known as ISU304)

•	Successfully completed dosing of the first and second cohorts of the Phase 1/2 clinical trial. The second cohort included the first subcutaneous dosing of individuals with hemophilia B;
•

Demonstrated 22-fold higher potency and improved pharmacokinetics of CB 2679d compared with BeneFIX™ with intravenous dosing in the first patient cohort of the Phase 1/2 clinical trial in individuals with hemophilia B;

•	Granted orphan drug designation for CB 2679d for the treatment of hemophilia B from the U.S. Food and Drug Administration; and
•	Received patents covering both modified Factor IX polypeptides and uses thereof for CB 2679d in the People's Republic of China, Singapore and Taiwan.

“We have made steady progress with the clinical development of our coagulation Factor IX hemophilia product candidate, and we look forward to presenting interim results from the ongoing Phase 1/2 subcutaneous dosing study in individuals with hemophilia B at the American Society of Hematology on Dec. 9, as we announced yesterday” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst. “This is an exciting time for the company as we continue towards near-term data milestones and longer-term program development for both our Factor IX and FVIIa programs.”

Upcoming Milestones

•

Present interim results from the subcutaneous Factor IX CB 2679d Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B in an oral presentation on Dec. 9, 2017 at the American Hematological Society Conference in Atlanta, GA;

•	Initiate the Factor VIIa marzeptacog alfa (activated) Phase 2 part of a Phase 2/3 subcutaneous efficacy clinical trial in individuals with hemophilia A or B with an inhibitor by the end of 2017;

Exhibit 99.1
NEWS RELEASE

•	Announce top-line multi-dose results from the subcutaneous Factor IX CB 2679d Phase 1/2 proof-of-concept clinical trial in individuals with severe hemophilia B by Q1 of 2018; and
•	Announce interim results from the Factor VIIa marzeptacog alfa (activated) Phase 2 clinical trial in individuals with hemophilia A or B with an inhibitor in the first half 2018.

Third Quarter 2017 Financial Highlights

•

Cash, cash equivalents and short-term investments, as of Sept. 30, 2017, were $27.5 million. The Company believes that its existing capital resources will be sufficient to meet its projected operating requirements for at least the next 12 months.

•

Research and development expenses for the three months ended Sept. 30, 2017 were $3.8 million, compared with $3.4 million for the prior year period. The increase was due primarily to manufacturing expenses for marzeptacog alfa (activated), partially offset by a decrease in personnel-related costs and a decrease in lab supply and facility costs.

•	General and administrative expense was $2.4 million for both the three months ended Sept. 30, 2017 and 2016.
•

Net loss attributable to common stockholders for the three months ended Sept. 30, 2017 was $5.8 million, or ($1.34) per basic and diluted share, compared with $4.8 million, or ($6.04) per basic and diluted share, for the prior year period.

About Catalyst Biosciences

Catalyst is a clinical-stage biopharmaceutical company developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia.

For more information, please visit www.catbio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, the potential uses and benefits of CB 2679d and marzeptacog alfa (activated) and development plans for these product candidates are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Catalyst’s clinical trial timelines, including the initiation of a Phase 2/3 efficacy trial for marzeptacog alfa (activated) in 2017, the anticipated announcement of top-line results from the subcutaneous CB 2679d Phase 1/2 proof-of-concept trial by the first quarter of 2018, the anticipated announcement of interim results from the marzeptacog alpha (activated) Phase 2 clinical trial in the first half of 2018, potential uses and benefits of subcutaneously dosed marzeptacog alfa (activated) or CB 2679d, and the Company’s belief regarding sufficiency of its existing capital resources to meet its projected operating requirements for at least the next 12 months. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, the risk that clinical trials and studies may be

Exhibit 99.1
NEWS RELEASE

delayed and may not have satisfactory outcomes, that potential adverse effects may arise from the testing or use of Catalyst’s products, the risk that costs required to develop or manufacture Catalyst’s products will be higher than anticipated, competition and other factors that affect our ability to successfully develop and commercialize our product candidates, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contacts:

Investors:

Fletcher Payne, CFO

Catalyst Biosciences, Inc.

1.650.871.0761

investors@catbio.com

Media

Josephine Belluardo, Ph.D.

LifeSci Public Relations

1.646.751.4361

jo@lifescipublicrelations.com

Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,973	$10,264
Short-term investments	16,477	6,800
Restricted cash	5,727	19,468
Accounts receivable	52	31
Prepaid and other current assets	849	958
Total current assets	34,078	37,521
Restricted cash, noncurrent	—	125
Property and equipment, net	315	444
Total assets	$34,393	$38,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,460	$837
Accrued compensation	920	596
Other accrued liabilities	1,095	805
Deferred revenue, current portion	530	283
Deferred rent, current portion	18	41
Redeemable convertible notes	5,488	19,403
Total current liabilities	9,511	21,965
Deferred revenue, noncurrent portion	—	47
Deferred rent, noncurrent portion	—	7
Total liabilities	9,511	22,019
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 5,500 and 0 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,310,561 and 801,756 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4	1
Additional paid-in capital	192,615	164,053
Accumulated other comprehensive income (loss)	4	(1)
Accumulated deficit	(167,741)	(147,982)
Total stockholders’ equity	24,882	16,071
Total liabilities and stockholders’ equity	$34,393	$38,090

The accompanying notes are an integral part of these condensed consolidated financial statements.

Exhibit 99.1
NEWS RELEASE

Catalyst Biosciences, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Contract revenue	$318	$109	$700	$328
Operating expenses:
Research and development	3,805	3,396	9,286	8,443
General and administrative	2,391	2,425	7,407	7,083
Total operating expenses	6,196	5,821	16,693	15,526
Loss from operations	(5,878)	(5,712)	(15,993)	(15,198)
Interest and other income, net	85	941	185	2,003
Net loss	(5,793)	(4,771)	(15,808)	(13,195)
Deemed dividend for convertible preferred stock beneficial conversion feature	-	—	(3,951)	—
Net loss attributable to common stockholders	$(5,793)	$(4,771)	$(19,759)	$(13,195)
Net loss per share attributable to common stockholders, basic and diluted	$(1.34)	$(6.04)	$(6.49)	$(17.10)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	4,310,561	789,796	3,043,919	771,713

The accompanying notes are an integral part of these condensed consolidated financial statements.